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                                                                     EXHIBIT 99.

                                                                    NEWS RELEASE

                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------


                PICO HOLDINGS, INC. AND GLOBAL EQUITY CORPORATION

                               JOINT PRESS RELEASE
                               -------------------



         (LA JOLLA, CALIFORNIA - TORONTO, CANADA)--DECEMBER 16, 1998--PICO Holdings, Inc. ("PICO") announced today that it has completed the acquisition of 100% of Global Equity Corporation. Immediately following the closing, the 66,643,848 issued and outstanding PICO shares were consolidated on a one-for-five basis. PICO now has 13.3 million shares issued and outstanding, of which 4 million (30%) have been accumulated by PICO as treasury stock.

         Beginning December 17, 1998, PICO's shares will trade on the basis of the one-for-five reverse stock split. Global Equity's shares will be delisted from the Toronto Stock Exchange and the Montreal Exchange in the middle of next week.

         PICO is a diversified holding company with operations in wholesale water and storage through its subsidiary Vidler Water Company, Inc.; real estate and minerals through its subsidiary Nevada Land & Resource Company, LLC; insurance through its subsidiaries Sequoia Insurance Company and Citation Insurance Company; and investment management through its subsidiary Summit Global Management, Inc. In addition, PICO has a number of strategic value investments. PICO shares are traded on the Nasdaq-National Market System under the symbol "PICO". Further information is available through PICO's website at www.picoholdings.com.


                                      # # #



CONTACT:    RICHARD H. SHARPE         CHIEF OPERATING OFFICER (EXT. 201)
            MAXIM C. W. WEBB          VICE PRESIDENT, INVESTMENTS (216)
            JAMES F. MOSIER           GENERAL COUNSEL AND SECRETARY (EXT. 202)

            (619) 456-6022


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